UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 25, 2014, Solar Power, Inc.’s (the “Company’s) wholly-owned subsidiary, Xinyu Xinwei New Energy Co., Ltd. (“Xinwei”), signed an agreement with the People’s Government of Fenyi County, Jiangxi Province, People’s Republic of China to build and develop a 50MW photovoltaic (PV) project in Yangqiao, Fenyi County.

Subsequently, the 50MW photovoltaic (PV) project in Yangqiao, Fenyi County project was sold to Xinyu Zhongzhi Guoxiang New Energy Electric Power Investment Development Co., Ltd., and Xinwei will continue to build and develop the project toward completion as planned. On July 17, 2014, Xinyu Zhongzhi Guoxiang New Energy Electric Power Investment Development Co., Ltd., and Xinwei entered into an EPC General Contract for the 50MWp large above-ground power station project in Yangqiao of Fenyi County of Xinyu of Jiangxi. Under the general terms of the 50MW EPC General Contract, Xinwei will provide EPC work for the total contract price of four hundred million yuan (￥400,000,000 yuan). Payment under the contract is subject to certain milestones and the project is supposed to be completed on or around December 15, 2014.

In addition, only July 17, 2014, Xinyu Zhongzhi Guoxiang New Energy Electric Power Investment Development Co., Ltd. and Xinyu entered into an EPC contract for the 21MWp Distributed Power Station Project of LDK Factory in Distributed PV Power Generation Demonstration Park of Xinyu of Jiangxi. Under the general terms of the 21MW EPC General Contract, Xinwei will provide EPC work for the total contract price of one hundred and sixty-eight million yuan (￥168,000,000yuan). Payment under the contract is subject to certain milestones and the project is supposed to be completed by on or around September 30, 2014

The foregoing summaries of the terms and conditions of the agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements attached hereto as Exhibits 10.48 and 49 and which are hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

ExhibitNo.	Exhibit Description

10.48	EPC General Contract for the 50MWp large above-ground power station project in Yangqiao of Fenyi County of Xinyu of Jiangxi

10.49	21MWp Distributed Power Station Project of LDK Factory in Distributed PV Power Generation Demonstration Park of Xinyu of Jiangxi

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: July 29, 2014	/s/ Roger Yu
Roger Yu
Chief Financial Officer

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